UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2024

LENSAR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39473	32-0125724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive
Orlando, Florida		32826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 536-7271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on January 29, 2020, LENSAR, Inc. (the “Company”) entered into a Development Agreement (the “Development Agreement”) with Oertli Instrumente AG (“Oertli”), governing the parties’ collaboration on the development of the phacoemulsification component of a combined femtosecond laser and phacoemulsification device in the Company’s ALLY System (the “Development Project”). The Development Agreement provided that the Company would pay Oertli fees based on an hourly rate for actual time spent on the Development Project.

On August 5, 2024, the Company and Oertli entered into a Termination Agreement (the “Termination Agreement”), mutually agreeing to terminate the Development Agreement, effective immediately. Upon effectiveness of the Termination Agreement, neither party has further rights, liabilities or obligations under the Development Agreement, with the exception of certain confidentiality and indemnification obligations that survive the termination.

Pursuant to the Development Agreement, each of the Company and Oertli remains the owner of any intellectual property rights owned by it as of the effective date of the Development Agreement, as well as any intellectual property rights invented by such party during the term of the Development Agreement.

The Company did not incur any termination penalties as a result of the termination of the Development Agreement.

The foregoing description of the Development Agreement does not purport to be complete and is qualified in its entirety by the full text of the Development Agreement, a copy of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission on August 26, 2020, as amended on September 14, 2020, and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2024, the Company issued a press release announcing financial results for the fiscal quarter ended June 30, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company will host an earnings call on August 8, 2024, during which the Company will discuss its financial results for the fiscal quarter ended June 30, 2024 and provide a business update.

The information furnished in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of LENSAR, Inc., dated August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, Inc.

Date:	August 8, 2024	By:	/s/ Nicholas T. Curtis
		Name: Title:	Nicholas T. Curtis Chief Executive Officer